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                                                                EXHIBIT 10.32



                               LUMINEX CORPORATION
                      OUTSIDE DIRECTOR COMPENSATION SUMMARY


The Board of Directors of Luminex Corporation has adopted the following outside director compensation policy which shall apply to non-employee directors of the Corporation effective as of the 2005 annual meeting of stockholders.

Annual Cash Retainers

    - Each Board Member (other than the Chairman) serving on the Board of Directors after the annual stockholder meeting in any given year shall be paid an annual retainer of $18,000; provided that each member of the Audit Committee (other than the Chair) shall receive an additional annual retainer of $10,000.

    - The Chairman of the Board of Directors shall be paid a monthly fee of $10,000.

    - The Chairs of the Audit Committee and Executive Committee of the Board of Directors shall be paid an additional annual retainer of $20,000.

    - The Chair of the Compensation and Nominating and Corporate Governance Committees of the Board of Directors shall be paid an additional annual retainer of $10,000.

Board Meeting and Committee Fees

Each Board Member shall receive the fees listed below for attendance at Board and committee meetings.

    -  $2,000 for each board meeting attended in person or via telephone

    - $500 for each committee meeting (other than an Audit Committee or Executive Committee meeting) attended in person or via telephone, to the extent not held in conjunction with a full Board meeting

    - $1,000 for each Audit committee meeting attended in person or via telephone, to the extent not held in conjunction with a full Board meeting

Equity Grants

Board Members shall be eligible for annual restricted stock grants as follows:

    -  Each Board Member (other than the Chairman, the Audit Committee
       Members and the Chair of the Executive Committee) shall receive an annual grant of 4,500 shares of restricted common stock pursuant to the Company's 2000 Long-Term Incentive Plan (the "Plan").

    - The Chairman of the Board shall receive an annual grant of 18,000 shares of restricted common stock pursuant to the Plan.

    - Each Audit Committee Member shall receive an annual grant of 6,500 shares of restricted common stock pursuant to the Plan, provided that the Chair shall receive 8,500 shares.

    - The Chair of the Executive Committee shall receive an annual grant of 8,500 shares of restricted common stock pursuant to the Plan.

The restricted shares are subject to the terms of the Plan and the form of award agreement previously filed and vest one year from the date of grant.